EMPLOYMENT AGREEMENT

                                                               December 16, 1996

Mr. Eugene R. Corasanti
310 Broad Street
Utica, New York  13501

Dear Mr. Corasanti:

               In consideration of the mutual promises herein contained, CONMED Corporation, a New York corporation (hereinafter the "Company"), and you hereby agree that you will be employed by the Company on the following terms and conditions:

               1. Employment.

               The Company hereby agrees that you will be employed to serve as the President and Chief Executive Officer of the Company during the term of employment set forth in Section 2 of this Agreement. You hereby agree to serve as President and Chief Executive Officer of the Company during such term of employment.

               2. Term of Employment.

               Subject  to the  provisions  for early  termination  pursuant  to
Section 5 of the Agreement, your term of employment under this Agreement shall be for a period beginning January 1, 1997 and ending December 31, 2001.

               3. Duties During Term of Employment.

               During your term of employment under this Agreement, you shall devote your full business time and attention and all reasonable efforts to the affairs of the Company and its subsidiaries and affiliates and shall perform such executive and administrative duties for the Company and subsidiaries and affiliates as you may be called upon to perform, from time to time, by the Board of Directors of the Company.

               4. Compensation and Benefits.

               (a) Base Annual Salary.

               The Company shall pay to you during your term of employment under this Agreement a base annual salary at the rate of at least $300,000 per year, payable in equal weekly installments during each year of your term of employment. It is understood that the Board of Directors of the Company may in its discretion review from time to time your base annual salary and in its discretion may from time to time increase your base annual salary and/or grant bonuses if it determines that circumstances justify any such increase and/or bonuses.

               (b) Deferred Compensation.

               In addition to your base annual salary, the Company shall continue under this Agreement your deferred compensation account established under your prior employment agreement with the Company, which shall be credited with the amount of $100,000 on December 31, 1997 and on each subsequent December 31 during the term of this Agreement. This account shall also be credited on December 31, 1996 and each December 31 thereafter with an amount equal to
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interest  on the  amount  outstanding  in the  account  on the day prior to such
December 31 at the rate of 10% per annum. Commencing at retirement, the Company shall pay you, for 120 months, an amount equal to the amount then outstanding in the deferred compensation account divided by the number of payments remaining to be made. The account shall be reduced by the amount of any payments and shall continue to be credited with interest annually on the amount outstanding in the account. Such payments may be accelerated at the option of the Company. In the event of your death the Company shall make payments to the beneficiary or beneficiaries designated by you in writing to the Company or to your estate in the absence of such designation or if no designated beneficiary should survive you. Such payments to your beneficiary (or beneficiaries) or estate, as the case may be, shall be made in the same manner as specified above, except that such payments shall commence within one month of your death. In the event of the death of the last designated beneficiary prior to the completion of all payments, the balance credited to the deferred compensation account shall be made to the estate of the last surviving beneficiary. You understand and agree, and the Company agrees, that the deferred compensation account is solely a bookkeeping account, does not represent a segregated amount of money for your benefit, and that you shall not have by virtue of this Agreement a security interest in the foregoing account or in any assets or funds of the Company.

               (c) Benefit Plans.

               You also shall be entitled to participate in all life and health insurance plans, pension plans and other plans, benefits or bonus arrangements provided by the Company from time to time during your term of employment under this Agreement and made available by the Company to its executives generally, if and to the extent that you are eligible to participate in accordance with the provisions of any such plan or for such benefits. Specifically, you shall be entitled to participate in the Company's stock option plans and shall continue to be entitled to participate in the Company's pension and disability plans and be provided with split-dollar life insurance coverage and reimbursement of club memberships and automobile expenses as under present practices. In no event shall the benefits provided you be less, in the aggregate, than those provided you under present plans and practices. Life and health insurance benefits and split-dollar life insurance coverage shall continue for your and your wife during the terms of your lives. In addition, the Company shall reimburse you for your reasonable personal legal and accounting expenses related to your estate and tax planning and to preparing and filing your tax returns.

               5. Early Termination of the Term of Employment.

               (a) Early Termination Other Than for Just Cause.

               If at any time during your term of employment under this Agreement, the Board of Directors of the Company shall fail to reelect you as the Chief Executive Officer of the Company, shall remove you from such office, shall substantially reduce your duties and responsibilities or shall terminate your employment under this Agreement, in each case other than for "just cause" as such term is defined in paragraph (c) of this Section 5, such event shall be deemed an early termination other than for just cause; provided, however, that the appointment of a chief operating officer to undertake the duties and responsibilities normally associated with such office shall not be deemed an early termination other than for just cause. After an early termination other than for just cause, you shall have no obligations under this Agreement (other than your obligations under Sections 7 and 8 of this Agreement), you shall have no obligation to seek other employment in mitigation of damages in respect of any period following the date of such early termination and you shall be entitled to receive from the Company an immediate lump sum payment equal to the result of multiplying (i) the greater of (A) three or (B) the number of years and fractions thereof (rounded to the nearest month) then remaining in the term of employment by (ii) the sum of (A) your base annual salary to which you are then entitled and (B) an amount equal to the average of the bonuses, deferred compensation and incentive compensation earned by you in each of the Company's three fiscal years prior to the date of your early termination. If such lump sum payment is not made in full within ten days of such early termination other than for just cause, the Company shall also pay you interest on the amount of the remaining payment at the prime rate of Chase Manhattan Bank, N.A. in effect from time to time.

               In addition, in the event of your early termination other than for just cause, you shall be entitled to continued coverage under the benefit plans of the Company specified in paragraph (c) of Section 4 of this Agreement as if such early termination had not occurred, for a period equal to the greater of (x) three years from the date of such early termination or (y) the remainder of the term of employment. You shall also be entitled to receive payment of the deferred compensation account as specified in paragraph (b) of Section 4 of this Agreement, and you or your beneficiary or your estate shall be entitled to receive from the Company all payments and benefits required pursuant to the provisions of Section 6 of this Agreement, as if such early termination had not occurred.

               (b) Early Termination for Just Cause.

               If at any time during your term of employment under this Agreement, the Board of Directors of the Company shall fail to reelect you as the Chief Executive Officer of the Company, shall remove you from such office, shall substantially reduce your duties and responsibilities or shall terminate your employment under this Agreement, in the case for "just cause" as such term is defined in paragraph (c) of this Section 5, subject to the provisions of
Section 6 for additional payments and benefits in the event of your death or permanent disability (as such term is defined in Section 6), the Company shall only be obligated to pay you (i) your then base salary and to provide continued coverage under the benefit plans of the Company specified in paragraph (c) of
Section 4 of this Agreement through the end of the month during which such early termination occurs, and (ii) the deferred compensation account as specified in paragraph (b) of Section 4 of this Agreement, plus an additional amount of deferred compensation equal to a pro rata amount of such deferred compensation under paragraph (b) of Section 4 for the year of your termination.

               (c) Definition of Just Cause.

               "Just cause" under this Agreement shall mean a breach by you of your obligations under this Agreement, willful misconduct, dishonesty, conviction of a crime (other than traffic or other similar violations or minor misdemeanors), intoxication on the job or excessive absenteeism not related to illness.

               6. Death or Disability.

               If before the expiration date of your term of employment under this Agreement you shall die, or become permanently disabled, the Company shall be obligated to pay (in the case of death) to your beneficiary in writing or to your estate in the absence or lapse of such designation, or (in the case of such disability) to you or your representative, 100% of your annual base salary to which you are then entitled to the end of such term of employment. In addition, in the event of such disability, you shall continue to fully participate in all benefit plans of the Company specified in paragraph (c) of Section 4 of this Agreement to the expiration date of such term of employment, and in the case of life and health insurance benefits and split-dollar life insurance coverage, the benefits will continue for you and your wife during the terms of your lives. For purposes of this Agreement, "permanent disability" means inability to perform the services required under this Agreement due to physical or mental disability which continues for 180 consecutive days. Evidence of such disability shall be certified by a physician acceptable to both the Company and you.

               7. Effect of Change in Control.

               (a) Definition of Change in Control. "Change in Control" under this Agreement shall mean the occurrence of any one of the following events:

                             (i)  any  "person"  (as  such  term is  defined  in
               Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
               (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities,
               (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)) or (E) pursuant to any acquisition by you or any group of persons including you;

                             (ii) individuals who, on January 1, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 1997, whose election or nomination for election was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least three-quarters of the Incumbent Directors who remain on the Board, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                             (iii) the consummation of a merger,  consolidation,
               share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (A), (B) and (C) is referred to hereunder as a "Non-Control Transaction"); or

                             (iv) the stockholders of the Company approve a plan
               of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets.

               Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition  by  the  Company  such  person  becomes  the  beneficial  owner  of
additional   Company  Voting   Securities   that  increases  the  percentage  of
outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

               Notwithstanding anything in this Agreement to the contrary, if your employment is terminated prior to a Change in Control, and you reasonably demonstrate that such termination was at the request or suggestion of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") and a Change in Control involving the Third Party occurs, then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the date of such termination of employment.

               (b) Early Termination after a Change in Control. If at any time during your term of employment under this Agreement and within two years after a Change in Control your employment with the Company is terminated by the Company other than for Cause or by you for Good Reason, such event shall be deemed an early termination after a Change in Control; provided, however, that the appointment, within two years of a Change in Control, of a chief operating officer to undertake the duties and responsibilities normally associated with such office shall not be deemed an early termination after a Change in Control.

               "Cause" under this Agreement means (i) your willful and continued failure to substantially perform your duties with the Company after a written demand for substantial performance is delivered to you by the Company which specifically identifies the manner in which the Company believes that you are not substantially performing your duties or (ii) your willfully engaging in illegal conduct which is materially and demonstrably injurious to the Company. The Company must notify you of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.

               "Good Reason" under this Agreement means (i) a material diminution in your duties and responsibilities as in effect immediately prior to the Change in Control, (ii) a breach by the Company of its obligations under
Section 4 of this  Agreement,  (iii) a failure  by the  Company  to allow you to participate in all life and health insurance plans, pension plans and other plans, benefits or bonus arrangements provided by the Company (or other plans providing you with no less favorable benefits) to the extent of, and on the same basis as, your participation in such immediately prior to the Change in Control,
(iv) your being required to be based anywhere more than 25 miles from the location of your office immediately prior to the Change in Control (except for required travel on the Company's business substantially consistent with the business travel obligations which you undertook on behalf of the Company immediately prior to the Change in Control), or (v) any reason during the 30-day period commencing one year after the date of a Change in Control. For purposes of this Agreement, any good faith determination of Good Reason made by you shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by you shall not constitute Good Reason. You must provide notice of termination of employment within ninety (90) days of your knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

               After an early termination after a Change in Control, you shall have no obligations under this Agreement (other than your obligations under Sections 8 and 9 of this Agreement), you shall have no obligation to seek other employment in mitigation of damages in respect of any period following the date of such early termination and you shall be entitled to receive from the Company the benefits described in paragraph (c) of this Section.

               (c) Benefits upon Early Termination after a Change in Control. In the event of an early termination after a Change in Control, you shall be entitled to receive from the Company, in lieu of any other benefits provided by this Agreement, to:

                   (i) an  immediate  lump sum payment  equal to three times the sum of (A) the higher of (I) your base annual salary on the date of your early termination or (II) your base annual salary in effect immediately prior to the Change in Control plus (B) an amount equal to the average of the bonuses, deferred compensation and incentive compensation earned by you in each of the Company's three fiscal years prior to the date of your early termination;

                   (ii) continued coverage under the benefit plans of the Company in which you participated as of the date of such termination for a period of two years from the date of such early termination on the same basis as in effect on the date of such early termination;

                  (iii) a lump sum payment,  to be paid by the Company within 10 days of such early termination, equal to the aggregate amount credited to your deferred compensation account pursuant to this Agreement and any prior employment agreements with the Company; and

                   (iv) awards,  for the calendar year of your early termination after a Change in Control, under incentive plans maintained by the Company as of the date of such termination as though any performance or objective criteria used in determining such awards were satisfied.

               (d)  Certain Additional Payments by the Company.

                   (i)   Anything   in   this    Agreement   to   the   contrary
               notwithstanding,  in the  event it shall be  determined  that any payment, award, benefit or distribution or acceleration of awards, payments or benefits by the Company or its affiliated companies to or for your benefit (whether paid, payable, distributed or distributable or accelerated pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment but before deduction for any federal, state or local income tax upon the Payments, you retain an amount (before deductions for any federal, state or local income or employment taxes on the Payments) equal to the sum of (x) the Payments and (y) an amount equal to the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in your adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. Notwithstanding the foregoing, in the event it shall be determined that you would be entitled to a Gross-Up Payment and that you, after taking into account the Payments and the Gross-Up Payment, would not receive net after-tax proceeds of at least $50,000 (taking into account income and employment taxes and any Excise Tax) in excess of the net after-tax proceeds to you resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to you and the Payments, in the aggregate, shall be reduced as elected by you to the Reduced Amount. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to (I) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, (II) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and
               (III) have otherwise allowable deductions for federal income tax purposes at least equal to those disallowed because of the increase of the Gross-Up Payment in your adjusted gross income.

                   (ii) Subject to the provisions of subparagraph (i) above, all determinations required to be made under this paragraph (d), including whether and when a Gross- Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and you within fifteen (15) business days of the receipt of notice from the Company or you that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, you may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this paragraph (d) with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by you, it shall furnish you with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on your applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and you.

                   As a result of the  uncertainty in the application of Section
               4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that thereafter you are required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for your benefit. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse you for your Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by you to or for the benefit of the Company. You shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

               (e) Interest and Reimbursement of Expenses. If the Company fails to make payment in full of the amounts provided for in paragraphs (c) and (d) of this Section within ten days after they are due, the Company shall also pay you interest on any unpaid amount at the prime rate of Chase Manhattan Bank, N.A. in effect from time to time. If any contest or dispute shall arise under this
Section involving your termination of employment with the Company under this Section or involving the failure or refusal of the Company to perform fully under this Section in accordance with the terms hereof, the Company shall reim-burse you, on a current basis, for all legal fees and expenses, if any, incurred by you in connection with such contest or dispute (regardless of the result thereof), together with interest in an amount equal to the prime rate of Chase Manhattan Bank, N.A. in effect from time to time, such interest to accrue from the date the Company receives your statement for such fees and expenses through the date of payment thereof, regardless of whether or not your claim is upheld by a court of competent jurisdiction; provided, however, you shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or advanced by you in bad faith.

               8. Non-competition.

               It is agreed that during your term of employment under this Agreement and for a period of two years thereafter you will not, without the prior written approval of the Board of Directors of the Company, become an officer, employee, agent, limited or general partner, director, member or shareholder of any business enterprise in competition with the Company or any subsidiary of the Company, as the business of the Company or any such subsidiary may be constituted during such term of employment, or at the expiration of such term or period; provided, however, that the foregoing shall not require you to terminate or alter the nature or extent of your relationships with Mohawk
Hospital Equipment, Inc. as they existed on the date of this Agreement, or any successor of such corporation. Notwithstanding the preceding sentence, you shall not be prohibited from owning less than five (5%) percent of the outstanding equity of any publicly traded business enterprise.

               9. Non-disclosure.

               You shall not, at any time during or following your term of employment under this Agreement, disclose or use, except in the course of your employment or consultation arrangements with the Company in the pursuit of the business or interests of the Company or any of its subsidiaries or affiliates, any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates, whether such information or proprietary data is in your memory or memorialized in writing or other physical terms.

               10. Conflicts.

               Any paragraph, sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. The invalidity of any portion of this Agreement shall not affect the force and effect of the remaining valid portions hereof. Section and paragraph headings are included in this Agreement for convenience only and are not intended to affect in any way the meaning or interpretation of this Agreement.

               11. Beneficiaries.

               Wherever this Agreement provides for the written designation of a beneficiary or beneficiaries by yourself, you shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company to such effect.

               12. Governing Law.

               This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York.

               13. Miscellaneous.

               This Agreement constitutes the entire understanding between you and the Company relating to your employment with the Company and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters, other than with respect to the deferred compensation account under
Section 4(b). This Agreement shall be binding upon, and shall inure to the benefit of you and the Company, your heirs, executors and administrators and the Company's successors.

               If the foregoing correctly sets forth the understanding between you and the Company, please execute and return the enclosed copy of this letter.

                                                      CONMED CORPORATION

                                                 By: _____________________




Agreed and accepted as of the date first above written:




------------------------------
Eugene R. Corasanti